Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amarin Corporation plc 2002 Stock Option Plan of Amarin Corporation plc of our report dated 1 April 2005 with respect to the financial statements of Amarin Neurosciences Limited (formerly Laxdale Limited) included in the Annual Report (Form 20-F) of Amarin Corporation plc for the year ended 31 December 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP
Glasgow, Scotland
22 October 2007